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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Capital Automotive REIT

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Press Release
Capital Automotive Announces Anticipated Effective Date of Merger and Convertibility of 6% Convertible Notes Due May 15, 2024
MCLEAN, Va., November 28, 2005 — Capital Automotive REIT (Nasdaq: CARS) (the “Company”), the nation’s leading specialty finance company for automotive retail real estate, today announced that its Board of Trustees has determined that the anticipated effective date of the Company’s previously announced merger (the “Merger”) with clients advised by DRA Advisors LLC is December 15, 2005. Consummation of the Merger is subject to approval of the Company’s shareholders and other conditions.
The Company also announced that, beginning on Wednesday, November 30, 2005 and continuing until 15 days following the date on which the Merger closes, the Company’s 6% Convertible Notes due May 15, 2024 (the “Notes”) will be convertible, prior to the effective time of the Merger, into common shares of beneficial interest of the Company and, after the effective time of the Merger, into the amount of cash consideration payable per common share in the Merger, in each case on the terms set forth in the indenture governing the Notes. Each holder of Notes may convert the entire principal amount of the holder’s Notes, or any portion of the entire principal amount equal to $1,000 or any integral multiple of $1,000, by following the conversion procedures described in the Notes. A summary of those procedures is set forth in this press release.
To surrender a Note for conversion, a holder must (i) complete and manually sign a conversion notice, (ii) provide any appropriate endorsements and transfer documents required by the Company or the Trustee, and (iii) pay any required transfer or similar tax. The form of conversion notice to be completed by holders will be available from the Trustee beginning on November 30, 2005.
Requests for the form of conversion notice and any questions or requests for assistance relating to the conversion procedures should be directed to the Trustee at (612) 667-6245 or (612) 667-9764.

About Capital Automotive
Capital Automotive, headquartered in McLean, Virginia, is a self-administered, self-managed real estate investment trust. The Company’s primary strategy is to acquire real property and improvements used by operators of multi-site, multi-franchised automotive dealerships and related businesses. Additional information on Capital Automotive is available on the Company’s website at http://www.capitalautomotive.com.
Additional Information about the Merger and Where to Find It
On November 10, 2005, the Company filed definitive proxy materials with the Securities and Exchange Commission relating to its proposed merger with clients advised by DRA Advisors LLC. These proxy materials and other relevant materials, including the definitive merger agreement, may be obtained free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, shareholders of the Company and holders of the Notes may obtain free copies of the documents that the Company files with the SEC by accessing the Company’s website. SHAREHOLDERS OF THE COMPANY AND HOLDERS OF THE NOTES ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED ITEMS. Shareholders and holders of the Notes are urged to read the definitive proxy statement and other relevant materials before making any voting or investment decisions with respect to the proposed merger.
The executive officers and trustees of the Company have interests in the proposed merger, some of which differ from, and are in addition to, those of the Company’s shareholders and the holders of the Notes generally. In addition, the Company and its executive officers and trustees may be participating or may be deemed to be participating in the solicitation of proxies from the security holders of the Company in connection with the proposed merger. Information about the executive officers and trustees of the Company, their relationship with the Company and their beneficial ownership of Company securities is set forth in the proxy materials filed with the Securities and Exchange Commission on November 10, 2005. Shareholders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and trustees in the proposed merger by reading the definitive proxy materials relating to the plan of merger.

Forward-Looking Statements
Certain matters discussed within this press release are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions, the forward-looking statements contained in this press release are subject to risks and uncertainties, including, but not limited to, risks that the proposed merger will not be consummated on the terms disclosed in the merger agreement, or at all; risks resulting from the potential adverse effect on the Company’s business and operations of the covenants the Company made in the merger agreement; risks resulting from the decrease in the amount of time and attention that management can devote to the Company’s business while also devoting its attention to completing the proposed merger; risks associated with the increases in operating costs resulting from the additional expenses the Company has incurred and will continue to incur relating to the proposed merger; risks that the Company’s tenants will not pay rent; risks related to the mortgage loans in the Company’s portfolio, such as the risk that borrowers will not pay the principal or interest or otherwise default, the level of interest income generated by the mortgage loans, the market value of the mortgage loans and of the properties securing the loans, and provisions of federal, state and local law that may delay or limit the Company’s ability to enforce its rights against a borrower or guarantor in the event of a default under a loan; risks related to the Company’s reliance on a small number of dealer groups for a significant portion of its revenue; risks of financing, such as increases in interest rates, the Company’s ability to meet existing financial covenants and to consummate planned and additional financings on terms that are acceptable to the Company; risks that its growth will be limited if the Company cannot obtain additional capital or refinance its maturing debt; risks that planned and additional real estate investments may not be consummated; risks that competition for future real estate investments could result in less favorable terms for the Company; risks relating to the automotive industry, such as the ability of the Company’s tenants to compete effectively in the automotive retail industry or operate profitably and the ability of its tenants to perform their lease obligations as a result of changes in any manufacturer’s production, supply, vehicle financing, incentives, warranty programs, marketing or other practices or changes in the economy generally; risks generally incident to the ownership of real property, including adverse changes in economic conditions, changes in the investment climate for real estate, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies and the relative illiquidity of real estate; risks related to the Company’s financing of new construction and improvements; environmental and other risks associated with the acquisition and leasing of automotive properties; risks related to the Company’s status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to its status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; risks associated with the pending lawsuit against the Company and its trust managers relating to the proposed merger and with any other lawsuits that may arise out of the proposed merger; and those risks detailed in the and from time to time in the Company’s SEC reports and other filings, including its Form 8-K/A filed on March 11, 2005, its annual report on Form 10-K and its quarterly reports on Form 10-Q.
Contact Information
David S. Kay
Senior Vice President, Chief Financial Officer and Treasurer
Capital Automotive REIT
703.394.1302
8270 Greensboro Drive, Suite 950                    McLean, Virginia 22102
MAIN     (703) 288-3075     FAX     (703) 288-3375     WEBSITE     www.capitalautomotive.com